8-A12G 1 form8a.htm REGISTRATION OF A CLASS OF SECURITIES - FORM 8-A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Icon Development, Inc.
(Exact name of registrant as specified in its charter)

NEVADA (State of incorporation or organization)	(IRS Employer Identification Number)

1235 Quayside Drive, Suite 703
New Westminster. B.C.
Canada, V3M 6J5

(Address of principal executive offices)

Title of each class to be so registered NOT APPLICABLE	Name of each exchange on which each class is to be registered NOT APPLICABLE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) check the following box. [X]

Securities Act registration statement file number to which this form relates:          333-129696

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001
(Title of class)

Item 1. Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-129696) is incorporated by reference into this registration statement.

Item 2. Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation *
3.2	By-Laws *

(*) Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement on Form SB-2, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Icon Development, Inc.
(Registrant)

Dated: December 29, 2005

By:

/s/ Kennedy Kerster

Kennedy Kerster
President, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and Director